Exhibit 1

                                    GMO TRUST

                                AMENDMENT NO. 28
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST


         The undersigned, being a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated June 24, 1985, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined that the creation of four new Series and up to six new Classes is desirable and appropriate, do hereby direct that this Amendment No. 28 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Agreement and Declaration of Trust so that the first sentence of
Section 6 of Article III of the Agreement and Declaration of Trust is amended and restated as follows:

         "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series, the "GMO Core Fund" (formerly the Domestic Equity Series), the "GMO Currency Hedged International Bond Fund" (formerly the Domestic Equity (South Africa
         Free) Series and the GMO SAF Core Fund), the "GMO Growth Fund" (formerly the GMO Growth Allocation Fund, Domestic Equity Growth Series and the GMO Growth Fund), the "GMO International Core Fund" (formerly the International Series), the "GMO Small Cap Value Fund" (formerly the GMO Core II Secondaries Fund and GMO Second Tier Fund), the "Pelican Fund," the "GMO Value Fund" (formerly the GMO Value Allocation Fund, Blue Chip Series and the U.K. Investors' Diversified Equity Series), the "GMO International Small Companies Fund" (formerly the International Small Capitalization Series and the GMO International Second Tier Fund), the "GMO Small Cap Growth Fund" (formerly the GMO Conservative Equity Fund, the International Large Capitalization Series and the GMO International First Tier Fund), the "GMO Japan Fund" (formerly the Japan Series), the "GMO International Bond Fund" (formerly the U.K. Series, the GMO U.K. Fund, the GMO Global Bond Fund and the GMO World Bond Fund), the "GMO Short-Term Income Fund" (formerly the Money





         Market Series), the "GMO Tobacco-Free Core Fund," the "GMO Inflation Indexed Bond Fund" (formerly the GMO Core Emerging Country Debt Fund, the GMO Bond Allocation Fund and the GMO Global Bond Fund), the "GMO Fundamental Value Fund," the "GMO U.S. Sector Fund" (formerly the GMO U.S. Sector Allocation Fund), the "GMO Emerging Markets Fund", the "GMO Emerging Country Debt Fund" (formerly the GMO International SAF Fund and the GMO Emerging Markets Debt Fund), the "GMO Domestic Bond Fund" (formerly the GMO Domestic Hedged Equity Fund and the GMO Domestic T&A
         Fund), the "GMO Currency Hedged International Core Fund" (formerly the GMO Domestic Long Bond Fund, GMO International Hedged Equity Fund and the GMO International T&A Fund), the "GMO Global Hedged Equity Fund" (formerly the GMO Global T&A Fund), the "GMO REIT Fund", the "GMO Foreign Fund" (formerly the GMO Global Core Fund), the "GMO Global Bond Fund", the "GMO International Equity Allocation Fund," the "GMO World Equity Allocation Fund", the "GMO Global Balanced Allocation Fund", the "GMO Global (U.S.+) Equity Allocation Fund" and the "GMO Global Fund" shall be, and are hereby, established and designated. In addition, with respect to each such Series, the Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares and Class VI Shares, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have such attributes as shall be determined from time to time by the Board of Trustees pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this ______ day of October, 1996.



                                               ---------------------------------
                                               R. Jeremy Grantham


                                               ---------------------------------
                                               Harvey Margolis


                                               ---------------------------------
                                               Jay O. Light
                                      -2-